Exhibit 32

HCSB FINANCIAL CORPORATION

Section 1350 Certifications.

HCSB FINANCIAL CORPORATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the President, Chief Executive Officer, and Principal Financial Officer HCSB Financial Corporation (the “Company”), certifies that to his knowledge on the date of this certification:

1.              The quarterly report of the Company for the period ended March 31, 2009 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James R. Clarkson
James R. Clarkson
President and Chief Executive Officer
May 15, 2009

/s/ Edward L. Loehr, Jr.
Edward L. Loehr, Jr.
Chief Financial Officer
May 15, 2009